Exhibit 1.1

4,000,000 Shares of 7.25% Non-Cumulative Perpetual
Convertible Preferred Stock, Series P

LEHMAN BROTHERS HOLDINGS INC.

UNDERWRITING AGREEMENT

New York, New York
Dated the date set forth
In Schedule I hereto

To the Representative(s)
  named in Schedule I
  hereto, of the Underwriters
  named in Schedule II hereto

Ladies and Gentlemen:

Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you and the other underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representative(s)”), the number of shares identified in Schedule I hereto (the “Securities”) of the Company’s convertible preferred stock, par value $1.00 per share (the “Preferred Stock”) identified in Schedule I hereto.  The terms of the Preferred Stock will be set forth in a certificate of designations (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware.  The Securities will be convertible into shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company (the shares of Common Stock into which the Securities are convertible, the “Conversion Shares”), plus cash in lieu of fractional shares. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representative(s)” shall each be deemed to refer to such firm or firms.  This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters named in Schedule II hereto.

1.             Representations and Warranties.  The Company represents and warrants to each Underwriter that:

(a)           An “automatic shelf registration statement” (as defined in Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”)) relating to the Securities (File No.333-134553) (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the date hereof; and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Representative(s) of the Underwriters.  As used in this Agreement:

(i)            “Applicable Time” means the Applicable Time specified in Schedule I hereto on the date of this Agreement;

(ii)           “Base Prospectus” means the base prospectus filed as part of the  Registration Statement, in the form in which it has most recently been amended on or prior to the date of this Agreement, relating to the Securities;

(iii)          “Effective Date” means any date as of which any part of the  Registration Statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

(iv)          “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations (“Rule 433”)) in connection with the offering of the Securities, including the Term Sheet;

(v)           “Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”);

(vi)          “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule III hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433;

(vii)         “Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b);

(viii)        “Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or Prospectus deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, and all exhibits to such registration statement; and

(ix)           “Term Sheet” means the term sheet prepared pursuant to Section 5(a) of the Agreement and substantially in the form attached hereto in Schedule V.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof.  Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such prospectus.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) and any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such prospectus and incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to include any Annual Report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations.

(b)           The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as such terms are defined in Rule 405) at any such time or date.

(c)           The Registration Statement conformed on the Effective Date and conforms, the most recent Preliminary Prospectus conformed and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations; the Registration Statement and any post-effective amendments thereto do not and will not, as of the applicable Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of its date and as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for inclusion therein, (which information is specified in Section 8(e) hereof).

(d)           The documents incorporated by reference into any Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof).

(f)            The Company has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative(s) (which consent is deemed to have been given for any Issuer Free Writing Prospectus identified on Schedule III hereto); the Company has complied and will comply with the requirements of Rule 433 with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement and the most recent Preliminary Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof).

(g)           The independent registered public accounting firm whose report appears in the Company’s most recent Annual Report on Form 10-K, which is incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act and the Rules and Regulations.

(h)           In the event that a report of a nationally recognized independent registered public accounting firm regarding historical financial information with respect to any entity acquired by the Company is required to be incorporated by reference in the Prospectus, such independent public accountants were independent public accountants, as required by the Securities Act and the Rules and Regulations, during the period of their engagement to examine the financial statements being reported on and at the date of their report.

(i)            The audited consolidated financial statements of the Company in the most recent Preliminary Prospectus, the Prospectus and the Registration Statement present fairly on a consolidated basis the financial position, the results of operations, changes in common stock and stockholder’s equity and cash flows of the Company and its subsidiaries, as of the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The unaudited consolidated financial statements of the Company, if any, included in the most recent Preliminary Prospectus, the Prospectus and the Registration Statement and the related notes are true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and have been prepared in accordance with Regulation S-X of the Rules and Regulations.

(j)            Except as described in or contemplated by the most recent Preliminary Prospectus and the Prospectus, there has not been any material adverse change in or any adverse development which materially affects the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole, from the dates as of which information is given in the most recent Preliminary Prospectus.

(k)           The Securities when issued will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus, are duly and validly authorized, and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable.

(l)            This Agreement has been duly authorized, executed and delivered by the Company.

(m)          The execution and delivery of this Agreement by the Company, the issuance of the Securities and the Conversion Shares initially issuable by the Company upon conversion of the Securities in accordance with the terms of the Certificate of Designations or compliance by the Company with all of the provisions of this Agreement and the Certificate of Designations will not (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, (ii) result in a violation of the organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its Significant Subsidiaries or their property, except in the case of clauses (i) and (iii) above for such conflict or violation that would not reasonably be expected, individually or in the aggregate, to have a  material adverse effect on the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). “Significant Subsidiary” means any subsidiary of the Company with assets greater than or equal to 7.5% of the assets of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP (the “Consolidated Assets”).  For the purposes of this definition, the Consolidated Assets at any time shall be determined on the basis of the financial statements in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Commission.

(n)           Except as set forth in the most recent Preliminary Prospectus or as required by the Securities Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution and delivery of this Agreement by the Company, the issuance of the Securities by the Company, the issuance of the Conversion Shares initially issuable by the Company upon conversion of the Securities in accordance with the terms of the Certificate of Designations or compliance by the Company with all of the provisions of this Agreement and the Securities.

(o)           Each of the Company and the Significant Subsidiaries have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and in good standing as foreign corporations and are duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification or registration, except for such jurisdictions in which the failure to qualify, to be in good standing or to register would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Each of the Company and the Significant Subsidiaries holds all licenses, permits, and certificates from governmental authorities necessary for the conduct of its business and owns, or possesses adequate rights to use, all rights necessary for the conduct of such business and has not, to the Company’s knowledge, received any notice of conflict with the asserted rights of others in respect thereof, except in each case where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company and the Significant Subsidiaries has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  Neither the Company nor any of the Significant Subsidiaries is in violation of its organizational documents or in default under any agreement, indenture or instrument, the effect of which violation or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Except as may be disclosed in the most recent Preliminary Prospectus and the Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company, directly or indirectly through subsidiaries, free and clear of any lien, pledge and encumbrance or any claim of any third party.

(p)           Except as described in the most recent Preliminary Prospectus and the Prospectus, there is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or which is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus.

(q)           The Company is not, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the most recent Preliminary Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(r)            The certificates delivered pursuant to paragraph (e) of Section 6 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

(s)           Since the date of the latest audited financial statements included or incorporated in the most recent Preliminary Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, in each case except as could not, in the aggregate, reasonably be expect to have a Material Adverse Effect.

(t)            The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

(u)           The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Securities and are free of preemptive rights; and all Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Certificate of Designations related thereto, will be duly and validly issued, fully paid and nonassessable and free and clear of any liens and will conform, when issued, in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

2.             Sale and Purchase of the Securities.  The Company agrees to sell to each Underwriter, and each Underwriter, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein stated, agrees to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Securities set forth opposite the name of such Underwriter in Schedule II hereto.

The obligations of the Underwriters under this Agreement are several and not joint.

3.             Delivery and Payment.  Delivery by the Company of the Securities to the Representative(s) for the respective accounts of the several Underwriters and payment by the Underwriters therefor by wire transfer of immediately available (federal) funds to, or upon the order of, the Company shall take place at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative(s) and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).

The Securities will be registered in such names as the Representative(s) may request no less than two full business days in advance of the Closing Date and shall be delivered to the Underwriters through the book-entry facilities of The Depository Trust Company (“DTC”), unless the Company and the Representative(s) agree otherwise in writing. The Company agrees to have the Securities available for inspection, checking and packaging by the Representative(s) at such place as is designated by the Representative(s), not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

4.             Offering by Underwriters.  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed any Preliminary Prospectus and the Pricing Disclosure Package and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).  The Representative(s) agree that, as soon as the Representative(s) believe the offering of the Securities has been terminated, the Representative(s) will so advise the Company.

Each Underwriter severally represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405), without the prior written consent of the Company and the Representative(s), other than one or more free writing prospectuses relating to the Securities containing customary information not inconsistent with the Term Sheet prepared and filed by the Company pursuant to Section 5(a) below or otherwise containing “issuer information” (as defined in Rule 433) contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus.

The Underwriters agree that they, to their best knowledge after due inquiry, will comply with all applicable laws and regulations in force in any jurisdiction in which they offer or sell the Securities or possesses or distributes the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any other offering material and will obtain any consent, approval or permission required by them for the offer or sale by them of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such offers or sales, including those set forth under the caption “Selling Restrictions” in the section entitled “Underwriting” in the most recent Preliminary Prospectus.

5.             Agreements.  The Company agrees with the several Underwriters that:

(a)           The Company will cause the Preliminary Prospectus and the Prospectus to be filed with the Commission pursuant to Rule 424(b) as required thereby and will prepare the final term sheet substantially in the form set forth on Schedule V hereto and approved by the Representative(s) and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations (“Rule 433(d)”) as required thereby.  The Company will promptly advise the Representative(s) (A) when such Preliminary Prospectuses or the Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (B) when any amendment to the Registration Statement relating to the Securities shall have become effective, (C) of any request by the Commission for any amendment of the Registration Statement, the Prospectus or any Preliminary Prospectus, or for any additional information, (D) of the issuance by the Commission of any stop order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement or any part thereof or the initiation or threat of any stop order proceeding and will use its best efforts to prevent the issuance of any stop order and to obtain as soon as possible its lifting, if issued, (E) of the receipt by the Company of any notification by the Commission of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations and (F) of the receipt by the Company of any order with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.  The Company will use its best efforts to prevent the issuance of any order referred to in clause (D) or (F) and, if issued, to obtain as soon as possible the withdrawal thereof.  In the event of its receipt of any notification referred to in clause (E), the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement).  Prior to receipt of the advice to be given by the Representative(s) pursuant to Section 4 that the offering of Securities has terminated, (x) the Company will not file any amendment of the Registration Statement or amendment or supplement to the Prospectus (except an amendment or supplement to the Prospectus that is deemed to be incorporated by reference in the Prospectus pursuant to Form S-3) without the consent of the Representative(s), and (y) the Company will not file any document that would be deemed to be incorporated by reference in the Prospectus pursuant to Form S-3 without delivering to the Representative(s) a copy of the document proposed to be so filed, such delivery to be made at least 24 hours prior to such filing, and the Company will consult with the Representative(s) as to any comments which the Representative(s) make in a timely manner with respect to the document so delivered.

(b)           Subject to the last sentence of the immediately preceding paragraph, if, at any time during which a prospectus relating to the Securities (or in lieu thereof, the notice referred to in Rule 172 of the Rules and Regulations) is required to be delivered under the Securities Act, any event occurs as a result of which the Pricing Disclosure Package or the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Pricing Disclosure Package or the Prospectus to comply with the Securities Act, the Company will notify the Representative(s) promptly to suspend solicitation of purchases of the Securities; and if the Company shall decide to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus, it will promptly advise the Representative(s) by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any amendment of the Registration Statement containing an amended Prospectus to be made effective as soon as possible.

(c)           To the extent such information is not filed with the Commission via EDGAR, the Company will deliver to the Representative(s), without charge, (i) signed copies of the Registration Statement relating to the Securities and of any amendments thereto (including all exhibits filed with, or incorporated by reference in, any such document) and (ii) as many conformed copies of the Registration Statement and of any amendments thereto which shall become effective on or before the Closing Date (excluding exhibits) as the Representative(s) may reasonably request.

(d)           During such period as a prospectus (or in lieu thereof, the notice referred to in Rule 172 of the Rules and Regulations) is required by law to be delivered by an Underwriter or dealer, the Company will deliver, without charge to the Representative(s) and to Underwriters and dealers, at such office or offices as the Representative(s) may designate, as many written and electronic copies of the most recent Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus as the Representative(s) may reasonably request.

(e)           The Company will not make any offer relating to the Securities that would constitute and Issuer Free Writing Prospectus without the prior consent of the Representative(s) (which consent is deemed to have been given for any Issuer Free Writing Prospectus identified on Schedule III hereto).

(f)            The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d), will retain in accordance with Rule 433(g) of the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative(s) and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative(s) may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)           The Company will make generally available to its security holders and to the Representative(s) as soon as practicable an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations under the Securities Act.

(h)           The Company will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the laws of such jurisdictions as the Representative(s) may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(i)            The Company will use its best efforts to cause the Securities and the Conversion Shares to be listed on the New York Stock Exchange as soon as practicable.

(j)            For a period beginning on the date of execution of this Agreement and ending on the 90th day after the date of execution of this Agreement, without the prior written consent of the Representative(s), the Company agrees not to, directly or indirectly, offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), sell or grant options, warrants or rights with respect to, or file with the Commission a registration statement or prospectus supplement under the Securities Act relating to, any shares of preferred stock substantially similar to the Preferred Stock (including, without limitation, with respect to dividend rights and rights on liquidation, winding up and dissolution payments, maturity and other material terms of the Preferred Stock) or Common Stock or securities convertible into or exchangeable or exercisable for any shares of preferred stock substantially similar to the Preferred Stock (including, without limitation, with respect to dividend rights and rights on liquidation, winding up and dissolution payments, maturity and other material terms of the Preferred Stock) or Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing; provided, however, that the foregoing shall not apply to (A) the issuance and sale of the Securities under this Agreement or the issuance of the Conversion Shares, if applicable; (B) the grant of employee or director stock options or restricted stock units pursuant to a plan in effect on the date of this Agreement, as may be amended at the Company’s 2008 Annual Meeting of Stockholders; (C) the issuance by the Company of shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or the conversion of restricted stock units outstanding on the date of this Agreement or issued in accordance with clause (B); (D) filing of registration statements on Form S-8 and amendments thereto in connection with the stock options and restricted stock units referred to in clause (C) or a plan in effect on the date of this Agreement, as may be amended at the Company’s 2008 Annual Meeting of Stockholders; (E) issuances pursuant to direct stock purchase, dividend reinvestment, employee stock purchase plans and employee savings plans in effect on the date of this Agreement; (F) issuances of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock in acquisitions in which the acquiror of such shares or securities agrees to the foregoing restrictions; and (G) any issuance, offer, or sale of the Company’s preferred stock, non-convertible debt or hybrid securities or units that are intended to qualify for Tier 1 regulatory capital treatment for regulatory purposes or favorable equity credit from any rating agency. The Company will cause each executive officer of the Company set forth on Schedule IV hereto to furnish to the Representative, prior to the Closing Date, letters substantially in the form of Exhibit A hereto (the “Lockup Agreements”).

(k)           The Company will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(l)            If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representative(s) and to file such prospectus pursuant to Rule 424(b) not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representative(s) promptly after reasonable notice thereof.

(m)          The Company will use its best efforts to do and perform all things to be done and performed hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities to be purchased hereunder.

(n)           The Company will reserve and keep available at all times, free of preemptive rights, the full number of Conversion Shares.

(o)           Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of any material statements made in any certificates, opinions, affidavits, written statements or letters furnished to the Representative(s) or to counsel to the Underwriters identified on Schedule I hereto (“Underwriters’ Counsel”) pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder and to each of the following additional conditions precedent:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filings pursuant to the Rules and Regulations and all filings (including, without limitation, the Term Sheet) required by Rule 433 or Rule 424(b) shall have been made within the periods required by such Rules, and no such filings will have been made without the consent of the Representative(s).

(b)           No order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative(s).

(c)           The Company shall have furnished to the Representative(s) the opinion of the Chief Legal Officer, General Counsel or an Associate General Counsel of the Company, addressed to the Underwriters and dated the Closing Date, to the effect that:

(i)            The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the jurisdiction of its incorporation and has full corporate power to conduct the businesses in which it is engaged as described in the Prospectus. Each of the Significant Subsidiaries that is incorporated under the laws of the United States or any State or territory thereof (a “Domestic Significant Subsidiary”) is a duly incorporated and validly existing corporation in good standing under the law of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as described in the Prospectus. Each of the Company and the Domestic Significant Subsidiaries is duly qualified to do business as a foreign corporation, is in good standing in its jurisdiction of incorporation and is duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which the nature of the business conducted by it or in which the ownership or holding by lease of the properties owned or held by it requires such qualification or registration, except for such jurisdictions where the failure to so qualify, to be in good standing or to register would not have a Material Adverse Effect.

(ii)           All the outstanding shares of capital stock of the Domestic Significant Subsidiaries have been duly authorized and are validly issued and outstanding and are fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company or a subsidiary of the Company free and clear of any claims, liens, encumbrances and security interests.

(iii)          The Securities and the Common Stock conform in all material respects to the descriptions thereof contained in the Prospectus.

(iv)          The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Securities being delivered on the Closing Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

(v)           There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Securities pursuant to the Company’s charter or by-laws or any agreement or other instrument known to such counsel.

(vi)          No consent, approval, authorization, order, registration or qualification of any court or governmental agency or body is required for the execution and delivery of this Agreement and the issuance of the Securities by the Company, the issuance of the Conversion Shares initially issuable by the Company upon conversion of the Securities in accordance with the terms of the Certificate of Designations or compliance by the Company with all of the provisions of this Agreement and the Securities, except for such consents, approvals, authorizations, orders registrations or qualifications as have been obtained under the Securities Act and such as may be required under the Exchange Act under state securities laws and Blue Sky laws of any jurisdiction.

(vii)         Such counsel does not know of any contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

(viii)        Except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that is required to be disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(ix)           To such counsel’s knowledge, neither the Company nor any of the Domestic Significant Subsidiaries is in violation of its corporate charter or by-laws, nor in default under any agreement, indenture or instrument known to such counsel, which violation or default might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)            This Agreement has been duly authorized, executed and delivered by the Company; the execution and delivery of this Agreement, the issuance of the Securities and the Conversion Shares initially issuable by the Company upon conversion of the Securities in accordance with the terms of the Certificate of Designations or compliance by the Company with all of the provisions of this Agreement and the Certificate of Designations will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or the Domestic Significant Subsidiaries pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel and to which the Company or the Domestic Significant Subsidiaries is a party or bound, or result in a violation of the corporate charter or by-laws of the Company or the Domestic Significant Subsidiary or any statute, rule, regulation or any order known to such counsel of any court or governmental agency having jurisdiction over the Company, the Domestic Significant Subsidiaries or any of their respective properties, the effect of which conflict, violation or default might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xi)           The Registration Statement has become effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company.

(xii)          The Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except that no opinion need be expressed as to the financial statements and notes thereto or the schedules or other financial or statistical data included or incorporated by reference therein) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(xiii)         The Conversion Shares initially issuable upon conversion of the Securities have been duly reserved for issuance, and such Conversion Shares, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.

(xiv)        The Company has filed a preliminary listing application and all required supporting documents with respect to the Preferred Stock and the Conversion Shares with the New York Stock Exchange, and such counsel has no reason to believe that the Preferred Stock and the Conversion Shares will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

In rendering such opinion, such counsel may rely upon opinions of local counsel satisfactory to the Representative(s) for matters not governed by New York law and may rely as to matters of fact, to the extent he or she deems proper, upon certificates or affidavits of officers of the Company and public officials.

(d)           The Representative(s) shall have received from Underwriters’ Counsel such opinion or opinions, dated the day of the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative(s) may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)           The Company shall have furnished to the Representative(s) a certificate of its Chief Executive Officer, its President, Chief Operating Officer, Chief Administrative Officer, any Executive Vice President, Senior Vice President or Vice President, and its Chief Financial Officer, its Treasurer, its Financial Controller or its Global Head of Asset Liability Management (or other officer performing substantially the same function), dated the day of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement, and that, to the best of their knowledge after due inquiry:

(i)            The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing

Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company; and

(iii)          (w) The Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (x) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) the Prospectus did not, as of its date, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) since the applicable Effective Date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

(f)            Reserved.

(g)           Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h)           Since the date of the latest audited financial statements included or incorporated in the most recent Preliminary Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, the effect of which is, in the judgment of the  Representative(s), so  material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Preliminary Prospectus or the Prospectus;

(i)            Prior to the Closing Date, the Company shall have furnished to the Representative(s) such further information, certificates and documents as the Representative(s) or Underwriters’ Counsel may reasonably request.

(j)            The Lock-Up Agreements between the Representative and the executive officers of the Company set forth on Schedule IV hereto, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on the Closing Date.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates or opinions furnished to the Representative(s) or Underwriters’ Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative(s) and to Underwriters’ Counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative(s).  Notice of such cancellation shall be given to the Company in writing, or by telegraph confirmed in writing.

7.             Expenses.  The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and the issuance of the Conversion Shares initially issuable by the Company upon conversion of the Securities in accordance with the terms of the Certificate of Designations and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments thereof or supplements thereto, all as provided  in this Agreement; (d) the costs of producing and distributing this  Agreement, any other document identified in Schedule I hereto and any other related  documents in connection with the offering, purchase, sale and delivery of the Securities; (e)  the filing fees incident to securing  any applicable review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Securities; (f) any  applicable listing or other fees; (g) all costs and expenses incident to the rating of the Securities by one or more rating agencies, (h)  the fees and expenses of qualifying the Securities under the securities laws of the  several jurisdictions as provided in Section  5(h) and of preparing, printing and  distributing any Blue Sky Memorandum or equivalent (including related fees and expenses of  counsel to the Underwriters); and (i) all other costs and expenses incident to the performance of the obligations of the Company  under this Agreement; provided that, except as  provided in this Section  7 and in Section  11, the Underwriters shall pay their own  costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

8.             Indemnification.  (a)  The Company shall indemnify and hold harmless each Underwriter, its officers, employees and each of its directors, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof (including, but not limited to, any loss, claim, damage, liability, action or pending action relating to purchases and sales of Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or in any amendment thereof, or in any  Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” filed or required to be filed pursuant to Rule 433(d) used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter as permitted herein,  (ii) the omission or alleged omission to state therein any material fact required to be stated  therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred; provided, however, that the Company  shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or pending action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with  written information concerning any Underwriter furnished to the Company through the  Representative(s) by or on behalf of such Underwriters specifically for use in connection with the preparation thereof (which information is specified in Section 8(e) hereof). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, employees and each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or any amendment thereof, or in any Preliminary Prospectus, Prospectus or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative(s) by or on  behalf of that Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section  8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative(s) in the case of subparagraph (a) representing the indemnified parties under subparagraph (a), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action or pending action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, action or pending action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company  on the one hand and the  Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company  on the one hand and the  Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, action or pending action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, action or pending action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section  8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section  8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section  8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)           The Underwriters severally confirm and the Company acknowledges and agrees that the paragraphs appearing under the captions “Stabilization, Short Positions and Penalty Bids” and “Electronic Distribution” in the sections entitled “Plan of Distribution” in the Base Prospectus and “Underwriting” in the most recent Preliminary Prospectus, respectively, are correct and constitute the only information concerning the Underwriters furnished in writing to the Company specifically for inclusion therein.

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for all of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule II hereto bear to the aggregate number of Securities set opposite the names of the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 9.09% of the aggregate number of the Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriters or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative(s) shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative(s), by notice given to the Company at or prior to delivery of and payment for all the Securities, if, prior to that time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the judgment of  the Representative(s), impracticable or inadvisable to proceed  with the public offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

11.           Reimbursement of Underwriters’ Expenses.  If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representative(s).  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.           Representations and Indemnities to Survive Delivery.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers (as such officers) and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person within the meaning of the Securities Act, and will survive delivery of the payment for the Securities.

13.           Notices.  All communications hereunder will be in writing, and, if sent to the Representative(s) will be mailed or delivered and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company will be mailed, delivered, telegraphed or telexed and confirmed to it at 745 Seventh Avenue, New York, New York 10019, Attention: Treasurer.

14.           Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.           No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering and sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and, to the extent and only to the extent stated in Section 8 hereof, the employees, the officers and directors and controlling persons referred to in Section 8 hereof, and except as provided in Section 8 hereof, no person other than the parties hereto and their respective successors will have any right or obligation hereunder.

17.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Andrew M.W. Yeung
	Name:	Andrew M.W. Yeung
	Title:	Vice President and
Associate General Counsel

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

LEHMAN BROTHERS INC.

By:	/s/ Arlene Salmonson
	Name:	Arlene Salmonson
	Title:	Vice President

Acting on behalf of any other
Representative named in
Schedule I annexed hereto and
the several Underwriters named
in Schedule II annexed hereto.

SCHEDULE I

Date of Underwriting Agreement:	April 1, 2008

Registration Statement	No. 333-134553

Representative and Address:	Lehman Brothers Inc.
1271 Avenue of the Americas, 42nd Floor
New York, New York 10020
Attention: Syndicate Registration

With a copy to:

Lehman Brothers Inc.
1271 Avenue of the Americas, 42nd Floor
New York, New York 10020
Attention: Director of Litigation, Office of the General Counsel

Description of Terms of Securities and Offering:

Title of Preferred Stock:	7.25% Non-Cumulative Perpetual
Convertible Preferred Stock, Series P
Number of Securities:	4,000,000

Price per Security:	$970.00
Price to Public per Security:	$1,000.00

Time of payment of
dividends on Securities:	January 1, April 1, July 1 and
October 1, commencing July 1, 2008

Other provisions:	As described in Schedule V

Sinking fund provisions:	None

Redemption provisions:	Not redeemable at Lehman’s option

Repayment provisions:	None

Listing:	NYSE

Applicable Time: 8:00 a.m. (New York City time)

Underwriters’ Counsel: Simpson Thacher & Bartlett LLP

Closing Date, Time and Location:

Date:	April 4, 2008
Time:	10:00 a.m. New York City Time
Location:	Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

2

SCHEDULE II

Number of Securities to be Purchased

Lehman Brothers Inc.	4,000,000
Total	4,000,000

3

Exhibit A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of 7.25% Non-Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”) of Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), and that the Underwriter propose to reoffer the Preferred Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), make any demand for or exercise any right or cause to filed a registration statement, including any amendments thereto, with respect to any shares of Preferred Stock or common stock, par value $0.10 per share, of the Company (“Common Stock”) (including, without limitation, shares of the Preferred Stock or Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of the Preferred Stock and Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exchangeable or exercisable for any shares of Preferred Stock or Common Stock, (2) enter into any swap or other derivatives transaction or arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise or (3) publicly disclose the intention to make do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the final prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer any shares of Common Stock held of record or that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission without the prior written consent of the Underwriter:

(i)            pledges of Common Stock that existed prior to the date hereof to secure loans with broker-dealers and other financial institutions

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and sales or transfers by any pledgee of such Common Stock in accordance with the terms thereof;

(ii)           sales of shares of Common Stock pursuant to any 10b5-1 trading plan in effect prior to the date of the final prospectus relating to the Offering;

(iii)          as bona fide gift or gifts;

(iv)          to any trust for the direct or indirect benefit of the undersigned or the immediate family member of the undersigned;

(v)           to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent;

(vi)          to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or immediate family member of the undersigned;

(vii)         to any charitable organization, family foundation or donor-advised fund at sponsoring organizations;

(viii)        as a distribution to limited partners, members or stockholders of entities controlled by the undersigned, to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(ix)           transactions relating to the Preferred Stock or Common Stock acquired in open market transactions after the completion of this Offering; or

(x)            the sale of shares of Common Stock pursuant to the “cashless” exercise of stock options;

provided, that (a) in cases of immediately preceding clause (iii) through (viii) above, the Underwriter shall have received a signed copy of this Lock-Up Letter Agreement from each donee, trustee, distributee or transferee, as the case may be, and any such transfer shall not involve a disposition for value, and (b) the undersigned does not otherwise voluntarily effect any such public filing or report regarding such transfers.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of

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the Preferred Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Name:

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